                                                                   Exhibit 10.23

                                 Confidential
                        INTERACTIVE MARKETING AGREEMENT
                        -------------------------------

     This Interactive Marketing Agreement (the "Agreement"), dated as of September 15, 1999 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and musicmaker.com, Inc. ("Interactive Content Provider" or "ICP"), a Delaware corporation with offices at 1831 Wiehle Ave., Suite 128, Reston, VA 20190. AOL and ICP may be referred to individually as a "Party" and collectively as the "Parties."

                                 INTRODUCTION
                                 ------------

     AOL and ICP desire to enter into an interactive marketing relationship whereby AOL will promote and distribute an interactive site referred to (and further defined) herein as the Affiliated ICP Site and services related thereto through the portions of the AOL Network set forth herein, all as described more fully on Exhibit A hereto. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement are defined on Exhibit B attached hereto.

                                     TERMS
                                     -----

1.  PROMOTION, DISTRIBUTION AND MARKETING.
    -------------------------------------

    1.1.  AOL Promotion of ICP Areas.  AOL will provide ICP with the Promotions
          --------------------------
          described on Exhibit A. Subject to ICP's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the Promotions by providing ICP comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion, AOL will work with ICP to provide ICP, as its sole remedy, a comparable promotional placement. AOL reserves the right to redesign or modify the organization, structure, Look and Feel, navigation and other elements of any part of the AOL Network at any time, including without limitation, by adding or deleting channels, subchannels and/or screens and/or making fundamental changes to the Look and Feel, navigation or other elements of the portions of the AOL Network through which AOL provides Promotions to ICP. In the event such modifications materially and adversely affect any specific Promotion, AOL will work with ICP to provide ICP, as its sole remedy, a comparable promotional placement. Except to the extent expressly described herein, the exact form, placement, integration and nature of such Promotions shall be determined by AOL in its reasonable editorial discretion.

    1.2.  Impressions Commitment.  (a)  During the Term, AOL shall deliver the
          ----------------------
          Promotions with the targeted number of Impressions described on Exhibit A (the "Impressions Commitment"). With respect to the Impressions targets specified on Exhibit A, AOL will not be obligated to provide in excess of any Impressions target amounts in any year. In the event AOL provides an excess of any annual Impressions target amounts in any year, the Impressions target for the subsequent year will be reduced by the amount of such windfall. Any shortfall in Impressions at the end of a year will not be deemed a breach of the Agreement by AOL; instead such shortfall will be added to the Impressions target for the subsequent year. In the event there is (or will be in AOL's reasonable judgment)


                                 Confidential
          a shortfall in Impressions as of the end of the Initial Term (a "Final Shortfall"), AOL will provide ICP, as its sole remedy, with advertising placements through "run of service" advertising on the AOL Network which have a total value, based on comparable rates to those included in this Agreement, equal to the value of the Final Shortfall (determined by multiplying the percentage of Impressions that were not delivered by the guaranteed payment attributable for such promotions provided for below).

          (b)  On the second anniversary of the grant of the ICP stock under
          Section 4.2 below, AOL shall calculate the then-current value of such ICP stock as of the date of such second anniversary. In the event the value of such ICP stock on such second anniversary has fallen below the value of the ICP stock at the time of the grant (as calculated under Section 4.2 below), then, notwithstanding anything else in this Agreement, the Impressions Commitment shall be reduced by a dollar amount equal to the dollar amount of the decline in value of the ICP stock held by AOL on the second anniversary of the grant.

    1.3.  Content of Promotions Within the AOL Network.   After launch of the
          --------------------------------------------
          Affiliated Site and during the remainder of the Term, promotions for ICP will link only to the ICP Affiliated Site and will promote only the Services described on Exhibit D attached hereto (and shall not promote any third party or third party service, any Interactive Service or any other service that is not described on Exhibit D). The specific ICP Content to be contained within the Promotions (including, without limitation, text within the advertising banners and contextual promotions residing within the AOL Network (the "Promo Content") will be determined by ICP, subject to AOL's technical requirements, the applicable terms of this Agreement (including without limitation section 2.1) and AOL's then-applicable policies relating to advertising and promotions. ICP will submit in advance to AOL for its review a quarterly online marketing plan with respect to the ICP Areas. The Parties will meet in person or by telephone on a monthly basis to review operations and performance hereunder, including a review of the Promo Content to ensure that it is designed to maximize performance. ICP will consistently update the Promo Content to maintain its freshness and high quality during the Term of this Agreement. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

    1.4.  ICP Promotion of ICP Areas and AOL. ICP will provide AOL with
          ----------------------------------
          the online and offline promotions described on Exhibit C attached hereto. Except as may be specifically provided for herein, the promotions offered herein shall be offered to AOL on a non-exclusive basis. ICP will not implement or authorize any promotion substantially similar in any respect (including, without limitation, in scope, purpose, amount, prominence or regularity) to the promotions required or provided pursuant to Exhibit C for any other Interactive Service on the Affiliated ICP Site.

    1.5. Marketing Responsibilities. Without limiting any other requirements contained herein, ICP will be responsible for the accuracy of all advertising and sales material relative to Services that are published or promoted by AOL. The ICP Areas will clearly indicate that the AOL Member utilizing such site will be a



                                 Confidential
                customer of ICP and not AOL. In addition, neither AOL nor its employees (acting as such) will recommend or endorse the Services.

2.  ICP AREAS.
    ---------

    2.1  Content of ICP Areas. Except as mutually agreed in writing by the
         --------------------
         Parties, the ICP Areas will contain only Content consisting of the Services, as described more fully on Exhibit D. ICP will ensure that the ICP Areas do not in any respect, (i) promote, advertise, market or distribute the products, services or content of any other Interactive Service, instant messaging feature, email, homesteading, wallet or check out technology, (ii) promote or make available to any AOL Member, products or services that are competitive with the products or services offered by AOL (the "Restricted Services"), or (iii) otherwise provide promotions, advertisements, products or services which violate AOL's then-standard advertising or other policies, any third party copyright, trademark, US patent, or any other third party right, including without limitation, any music performance or related music right, or any law, rule or regulation, or (iv) launch any search function, or (v) promote the freeamp or any other player that could be construed to compete with Winamp, or any streaming product that could be construed to compete with Spinner. In addition to the foregoing, ICP shall ensure that the ICP Areas do not in any respect promote, advertise, market or distribute any products, services or content of any entity that ICP is or should be reasonably aware is in competition with any third party with which AOL has an exclusive or premier relationship. In the event AOL determines that any product, service or content promoted, advertised, marketed or distributed on or through any ICP Area is in competition with a product, service or content of such third party with whom AOL has an exclusive or premier relationship, then AOL may notify ICP of such conflict and may immediately suspend all links to the relevant ICP Area, and ICP shall, within five (5) business days from the date of any such notice, remove the product, service or content from the relevant ICP Area. In the event ICP does not remove the conflicting product, service or content within such 5-day period, then AOL may continue to suspend all links to the relevant ICP Area and reduce the Impressions Commitment accordingly by the average daily number of Impressions for such links at the time of discontinuance (such average to be calculated over the period from the Effective Date to the date of discontinuance) multiplied by the number of days remaining in the display period for such links. Notwithstanding the foregoing, if ICP later (i.e., after the 5-day cure period above) removes the conflicting product, service or content from the relevant ICP Area, AOL shall promptly restore such links but the Impressions Commitment shall be permanently reduced by the average daily number of Impressions for such links at the time of discontinuance (calculated as set forth above) multiplied by the number of days during which the links were suspended In the event that ICP provides any third party products, services or other Content in the ICP Areas otherwise permitted hereunder (collectively, the "Additional Content") such Additional Content shall be directly related to the digital delivery of music and must be integral to, and necessary for, the normal operation of a digital music delivery service. To the extent AOL segments AOL Users by language, geographic region or other basis, ICP shall use commercially reasonable efforts to provide the relevant Content in the applicable languages and/or otherwise appropriately targeted toward such audience segments created by AOL. In the event that AOL creates a searchable music database of digital downloads, then ICP shall provide AOL with access to its Content in a format acceptable to AOL for use in such searchable database, which will be accessible to





                                 Confidential

         AOL Users during and after the Term; provided, that the specifics of such access following the Term shall be determined by the parties at termination. Any other ICP programming provided by ICP hereunder (including without limitation any editorial or other integration of ICP Content into the AOL Network) shall also adhere to the requirements and restrictions provided for the ICP Areas as outlined above. In the event ICP intends to promote, advertise, market or distribute the products, services or content of any other Interactive Service, instant messaging feature, email, homesteading, wallet or check out technology on any ICP Interactive Site, ICP shall first give AOL written notice of such intention and shall in good faith give serious consideration to any comparable AOL product or technology presented by AOL.

    2.2     Production Work. Except as agreed to in writing by the Parties
            ---------------
            pursuant to the "Production Work" section of the Standard Online Commerce Terms & Conditions attached hereto as Exhibit F, ICP will be responsible for all production work and maintenance associated with the ICP Areas, including all related costs and expenses.

    2.3     Hosting; Communications. As described more fully in Exhibit E, ICP
            -----------------------
            will be responsible for all communications, hosting and connectivity costs and expenses associated with the ICP Areas. ICP shall create, implement, host and maintain the Affiliated ICP Site as set forth in
            Section 8 of Exhibit D and will bear responsibility for the implementation, management and cost of such Affiliated ICP Site. ICP will utilize a dedicated high speed connection to maintain transport of information that is quick and reliable in accordance with industry standards to and from the ICP data center and AOL's designated data center.

    2.4     Technology. ICP will conform its promotion and sale of Services
            ----------
            through the ICP Areas to the then-existing technologies identified by AOL which are optimized for the AOL Service, including without limitation AOL's Quick Checkout Technology. In addition, ICP will use commercially reasonable efforts to conform its promotions and sales activities on the ICP Interactive Sites to such technologies; provided that this requirement shall not apply to any ICP Interactive Site that is cobranded by ICP and a third party who does not agree to include such technologies on such site after such promotions are proposed by ICP.

    2.5 AOL will be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within any linked pages of the ICP Areas to the extent such Content will, in AOL's good faith judgment, adversely affect any operational aspect of the AOL Network. AOL reserves the right to review and test the ICP Areas from time to time to determine whether the site is compatible with AOL's then-available AOL client and host software and the AOL Network.

    2.6     Service Offering. ICP will ensure that the ICP Areas include all of
            ----------------
            the Services and other Content (including, without limitation, any titles, downloads, features, offers, contests, functionality or technology) that are then made available by or on behalf of ICP through any Additional ICP Channel; provided, however, that (i) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs) or where such inclusion would otherwise violate the terms of this Agreement; and
            (ii) the specific changes in scope, nature and/or




                                 Confidential
            offerings required by such inclusion will be subject to AOL's review and reasonable approval and the terms of this Agreement. ICP shall allow AOL to offer (a) any and all free promotional downloads that are available on the Affiliated ICP Sites from anywhere within the AOL Network for free promotional download use, which free downloads will be used for a service called "Playlist to Go," which is a weekly compilation of genre based songs available in one download, and (b) any and all ICP downloads offered for sale on any Interactive Site, for sale throughout the AOL Network during or after the Term. In the event that the provision of certain specific Content or Services from the ICP Areas or the AOL Network reasonably precludes AOL's ability to enter into an arrangement with a third party for sale of related content or services, then AOL shall be entitled to cease offering such specific ICP Content or Services from within the AOL Network or cause ICP to remove such Content or Services from the ICP Areas. In the event of any such situation, AOL shall notify ICP in advance in writing and the parties shall cooperate in good faith in order to seek to develop a resolution which does not require the removal of any ICP Content or Services. For the avoidance of doubt, it is expressly understood that this provision relates only to a specific item of Content or Services and does not allow AOL to require the removal of a material portion of the ICP Content or Services

    2.7     Pricing and Terms. ICP will ensure that the prices, terms and
            -----------------
            conditions for Content and Services offered in the ICP Areas (and any other area or site from which AOL chooses to offer ICP Services or Content throughout the AOL Network, or elsewhere) are: (a) no less favorable in any respect than the prices, terms and conditions for the Services or substantially similar Services, taken as a whole, offered by or on behalf of ICP through any Additional ICP Channel; and (b) generally consistent with the prices, terms and conditions for substantially similar services and content offered in the industry by entities who would reasonably be considered competitors of ICP. AOL acknowledges that, notwithstanding the foregoing, ICP may from time to time conduct promotional activities for recordings, services or other merchandise which are offered by or on behalf of ICP through any Additional ICP Channel, and that such prices, terms and conditions for such activities may vary from those for Services in the ICP Areas, provided that ICP will ensure that prices for Services offered on the Affiliated Site are generally at least as favorable as those offered on any other ICP Interactive Site.

    2.8     Exclusive Offers/User Benefits. ICP will (a) provide through the ICP
            ------------------------------
            Areas, without cost to any third party, special promotions that are generally comparable in number and in nature (e.g., "A" level artist promotion is comparable to another "A" level artist promotion) to promotions made available without cost to any third party by or on behalf of ICP through any Additional ICP Channel (the "Special Promotions"); and (b) provide through the ICP Areas on a regular and consistent basis promotions or other unique programming and services exclusively available to AOL Users. Comparable Special Promotions will be offered to AOL within 30 days of the promotions made available through the relevant Additional ICP Channel. In addition ICP shall give written notice to AOL whenever it intends to make available through an Additional ICP Channel a promotion for which a third party is required to pay consideration in order to participate (e.g., concert, festival event) (each a "Sponsorship Promotion") and





                                 Confidential
            shall give AOL the first opportunity to participate in such Sponsorship Promotion; provided, that if such Sponsorship Promotion is offered by ICP in good faith in conjunction with a third party who does not agree to AOL participation in such Sponsorship Promotion after such participation is proposed by ICP, then ICP need not offer such Sponsorship Promotion to AOL but will offer to AOL a similar Sponsorship Promotion within a reasonable time after such third party Sponsorship Promotion. At AOL's discretion, AOL may offer any Special Promotion and/or Sponsorship Promotion in addition to the promotions described on Exhibit A, provided that any impressions derived therefrom shall be included in the Impressions Commitment. ICP will provide AOL with reasonable prior notice of any Special Promotions or Sponsorship Promotions so that AOL can market their availability in the manner AOL deems appropriate in its editorial discretion.

    2.9     Operating Support and Standards. AOL will provide ICP with the
            -------------------------------
            operational support described on Exhibit E. ICP will ensure that the ICP Areas comply at all times with the standards and specifications set forth in Exhibit E. To the extent site standards are not established in Exhibit E with respect to any aspect or portion of the ICP Areas (or the Services or other Content contained therein), ICP will provide such aspect or portion at a level of accuracy, quality, completeness, and timeliness which meets or exceeds prevailing standards in the online music industry. In the event ICP fails to comply with any material terms of this Agreement or any Exhibit attached hereto, (a) AOL will have the right (in addition to any other remedies available to AOL hereunder) to decrease or cease the Promotions it provides to ICP hereunder (and to decrease or cease any other contractual obligation hereunder) until such time as ICP corrects its non-compliance (and in such event, AOL will be relieved of the proportionate amount of any promotional commitment and/or cease any such integrated placements made to ICP by AOL hereunder corresponding to such decrease in promotion) and (b) any threshold(s) set forth in Section 4 will each be adjusted proportionately to correspond to such decrease in promotion and other obligations during the period of non-compliance.

    2.10    Advertising Sales. AOL shall have the right to sell any links,
            -----------------
            pointers, sponsorships, promotions or similar services or rights within the ICP Areas ("Advertisements"). All sales of Advertisements by ICP if any, will be subject to AOL's then-applicable advertising policies and AOL's prior written approval. The Parties agree and acknowledge that all Advertisements sold by AOL will be served from an AOL ad server. AOL shall collect all advertising revenues under this Section, shall deduct a selling commission in the amount of 15% of the gross advertising revenues, and shall pay over to ICP 50% of the net advertising revenues after such deduction. AOL agrees that it will not sell Advertisements within the ICP Areas to ICP Competitors. For purposes of this Agreement, "ICP Competitors" shall mean entities that would reasonably be considered to be competitors of ICP with respect to the Services, as set forth on a written list provided to AOL by ICP on the Effective Date (the "Competitors List"). The Competitors List may be updated by ICP from time to time upon AOL's approval, not to be unreasonably withheld, to add additional entities that would reasonably be considered to be competitors of ICP with respect to the Services or to delete entities that are no longer ICP Competitors. Only those specific entities set forth





                                 Confidential
            on the Competitors List (and not their
            affiliates) shall be considered ICP Competitors.

    2.11    Traffic Flow. ICP will take commercially reasonable efforts to
            ------------
            ensure that AOL Network traffic is either kept within the ICP Areas or channeled back into the AOL Network. The Parties will work together on implementing mutually acceptable links from the ICP Areas back to the AOL Network.

3  EXCLUSIVITY. The promotions offered herein are offered to ICP on a non-
   -----------
   exclusive basis. Without limiting any actions which may be taken by AOL, no provision of this Agreement will limit AOL's ability (on or off the AOL Network) to (i) undertake activities or perform duties pursuant to existing arrangements with third parties (or pursuant to any agreements to which AOL becomes a party subsequent to the Effective Date as a result of Change of Control, assignment, merger, acquisition or other similar transaction), (ii) enter into an arrangement with any third party for the primary purpose of acquiring AOL Users whereby such party is allowed to promote or market products or services to AOL Users that are acquired as a result of such agreement; (iii) create contextual links or editorial commentary relating to any third party marketer of the Services; (iv) post or allow AOL Users to post Content, messages contextual links or editorial commentary relating to any third party marketer of the Services (to the extent created by such AOL User and not by AOL); (v) enter into an arrangement with any third party for the purpose of allowing AOL Users the ability to "opt-in" to receive communications, similar to the Alerts or otherwise, from such third party, with regard to any products, services or information, including without limitation the Services; or (vi) promote services in or targeted to countries or regions for which ICP cannot or does not directly offer such services as of the Effective Date.

4  PAYMENTS.
   4.1  Guaranteed Payments. ICP will pay AOL a non-refundable guaranteed
        -------------------
        payment of Eighteen Million Dollars ($18,000,000.00) (the "Guaranteed Payment Amount") as follows:

        (i) Three Million Dollars (US $3,000,000.00) shall be paid immediately upon the earlier to occur of: (A) the Live Date; and (B) expiration of the 30-day period immediately following the Effective Date; and

     (ii)    The remaining amount of Fifteen Million  Dollars (US
   $15,000,000.00) will be guaranteed to AOL in quarterly installments of One Million Five Hundred Thousand Dollars (US$1,500,000.00), as set forth in more detail in Section 4.3 below (each a "Guaranteed Quarterly Payment").

   4.2   Stock. In addition to the Guaranteed Payment Amount set forth in
         ------
   Section 4.1 above, ICP shall execute and deliver to AOL on or before September 21, 1999 a Subscription Agreement in substantially the form attached hereto as Exhibit H, pursuant to which ICP shall issue to AOL as additional consideration under this Agreement such number of shares of ICP common stock as shall equal Two Million Dollars ($2,000,000.00) divided by the ICP Stock Price. The "ICP Stock Price" shall mean the average closing price per share as set forth on NASDAQ for the five trading days immediately preceding September 16, 1999. Further, AOL shall be entitled to "piggyback" registration rights, at ICP's expense (except for sales commissions and discounts attributable to sales of shares by AOL, which shall be borne by
   AOL), subject,




                                 Confidential
   in each case, to the rights of the Registration Rights Holders, as such term is defined in the Registration Rights Agreement, dated June 8, 1999, between ICP and the Registration Rights Holders. Subject to the foregoing, AOL shall have the same rights and obligations as the holders of piggyback registration rights under ICP's Registration Rights Agreement, except as granted under
   Section 2 thereunder. For the avoidance of doubt, the shares held by AOL hereunder shall be considered "other securities" under Section 3(c)(iii) of ICP's Registration Rights Agreement.

        4.3  Transaction Revenues; Guaranteed Quarterly Payments.  During the
             ---------------------------------------------------
   Term of this Agreement, ICP will pay AOL fifty percent (50%) of all Net Transaction Revenues received during each calendar quarter from the sale of
   (i) Content or Services to AOL Users referred from the Promotions provided pursuant to Exhibit A; and (ii) any ICP Content or Services sold throughout the AOL Network. Following launch of the Affiliated Site, AOL shall share in Net Transaction Revenues from the sale of Content or Services to AOL Users referred from the Promotions to the Affiliated Site; prior to launch of the Affiliated Site, AOL shall share in Net Transaction Revenues from the sale of Content or Services to AOL Users referred from the Promotions to any ICP Interactive Site. On the last day of each calendar quarter during the Term (starting from the Effective Date) ICP shall pay to AOL the Guaranteed Quarterly Payment for such quarter. (For purposes of illustration, if the Effective Date of the Agreement is 9/15/99, then the first Guaranteed Quarterly Payment due on 12/15/99, the next due on 3/15/00, etc.) At the same time, ICP shall compute the Net Transaction Revenues received during such quarter and shall pay over to AOL the amount, if any, by which AOL's share of such Net Transaction Revenues exceeds the Guaranteed Quarterly Payment for such quarter within 60 days following the end of such calendar quarter. Following the Term of this Agreement, ICP will continue to calculate Net Transaction Revenues on a quarterly basis, and ICP shall pay AOL on the schedule set forth above twenty-five percent (25%) of all Net Transaction Revenues received during each quarter from (a) AOL Users who reach an ICP Interactive Site through any link to such site that AOL may choose to maintain following the Term; and (b) AOL Users who reach an ICP Interactive Site through an AOL keyword that AOL continues to grant to ICP following the Term.

   4.4  Late Payments; Wired Payments.  All amounts owed hereunder not
        -----------------------------
        paid when due and payable will bear interest from the date such amounts are due and payable at the prime rate in effect at such time as published in the Wall Street Journal. All payments required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number 323070752 at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA:
        021000021) (with the following notation in the reference field: "For credit to AOL, Inc").

   4.5  Alternative Revenue Streams. In the event ICP (a) receives or desires to
        ---------------------------
        receive, directly or indirectly, any compensation in connection with the Affiliated ICP Site other than Transaction Revenues or Advertising Revenues (an "Alternative Revenue Stream"), ICP will promptly inform AOL in writing, and the Parties will negotiate in good faith regarding whether ICP will be allowed to market Products producing such Alternative Revenue Stream through the Affiliated ICP Site, and if so, the equitable portion of revenues from such Alternative Revenue Stream (if applicable) that will be shared with AOL (in no event less than the percentage of Transaction Revenues to be paid to AOL pursuant to this
        Section 4). In the event the Parties cannot in good faith reach agreement regarding such Alternative



                                 Confidential

        Revenue Stream within ten (10) days of AOL's request to negotiate, AOL will have the right, but not the obligation, to have such matter submitted to dispute resolution pursuant to Section 6.

   4.6  Auditing Rights. ICP will maintain complete, clear and accurate records
   --------------------
        of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL (or its representative) will have the right to conduct a reasonable and necessary inspection of portions of the books and records of ICP which are relevant to ICP's performance pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice to ICP. AOL shall bear the expense of any audit conducted pursuant to this Section 4.3 unless such audit shows an error in AOL's favor amounting to a deficiency to AOL in excess of ten percent (10%) of the actual amounts paid and/or payable to AOL hereunder, in which event ICP shall bear the reasonable expenses of the audit. ICP shall pay AOL the amount of any deficiency discovered by AOL within thirty (30) days after receipt of notice thereof and a copy of the audit from AOL. If any audit shows an overpayment by ICP, ICP shall be given a credit in the amount of the overpayment to be applied toward future payments of Net Transaction Revenues and/or Guaranteed Quarterly Payments.

   4.7  Taxes. ICP will collect and pay and indemnify and hold AOL harmless
   ----------
        from, any sales, use, excise, import or export value added or similar tax or duty related to transactions covered by this Agreement and not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

   4.8  Reports.
   ------------

           4.8.1  Sales Reports. ICP will provide AOL with quarterly reporting
           --------------------
                  of such transactional activity, including the total number of sales of Services from the Affiliated ICP Site, the total number of downloads by AOL Users from the Affiliated ICP Site, including identification of the AOL property from which such download originated (e.g., Spinner, Winamp, ICQ, etc.), screennames of such users and demographic information about such customers accessing the ICP Areas. In addition, ICP will provide AOL with quarterly reports indicating the gross number of ICP user accounts opened by AOL Users from the ICP Affiliated Site during the prior quarter, quarter-to-date and agreement-to-date. ICP shall also provide AOL with demographic and other information about ICP's non-AOL customers and will allow AOL to implement selective targeted marketing towards such customers; provided that the foregoing will not require ICP to violate any existing confidentiality, privacy or other agreement to which it is a party as of the Effective Date. Upon AOL's request, ICP will use commercially reasonable efforts to provide such reports on a more frequent basis in order to facilitate the efficient programming by AOL of Promotions hereunder.

           4.8.2  Usage Reports. AOL shall provide ICP with standard monthly
           --------------------
                  usage information related to the Promotions (e.g., a schedule of the Impressions delivered by AOL at such time) which are similar in substance and form




                                 Confidential
                  to the reports provided by AOL to other interactive marketing partners similar to ICP.

           4.8.3  Fraudulent Transactions. To the extent permitted by applicable
           ------------------------------
                  laws, and subject to ICP's published privacy policy with its customers, ICP will provide AOL with a prompt report of any fraudulent order effected through the ICP Areas, including the date, screenname or email address and amount associated with such order, promptly following ICP obtaining knowledge that the order is, in fact, fraudulent.

5  TERM; RENEWAL; TERMINATION.
-----------------------------

     5.1 Term. Unless earlier terminated as set forth herein, the initial term of this Agreement will be three (3) years from the Effective Date (the "Initial Term").

     5.2  Early Termination.  AOL, at its option, may elect to terminate this
                           -
agreement after eighteen (18) months from the Effective Date, by providing ICP with notice of its intention to terminate as of December 31, 2000.

     5.3 Renewal. Upon conclusion of the Initial Term, AOL will have the right to renew the Agreement for successive one-year renewal terms on the same terms set forth herein. (each a "Renewal Term" and together with the Initial Term, the "Term").

     5.4 Termination for Breach. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); provided that AOL will not be required to provide notice to ICP in connection with ICP's failure to make any payment to AOL required hereunder, and the cure period with respect to any scheduled payment will be fifteen (15) days from the date for
such payment provided for herein.   Notwithstanding the foregoing, in the event
of a material breach of a provision that expressly requires action to be completed within an express period shorter than 30 days, either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party.

     5.5 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

     5.6 Termination on Change of Control. In the event of (i) a Change of Control of ICP or (ii) a Change of Control of AOL, AOL may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate. In addition, in the event of a Change of Control of AOL such that
            -----------------------------------------------------------------
AOL is controlled by an ICP Competitor, ICP may terminate this Agreement by
--------------------------------------------------------------
providing thirty (30) days prior written notice of such intent to terminate.

6    MANAGEMENT COMMITTEE/ARBITRATION.
-    ---------------------------------

     6.1  Management Committee.  The Parties will act in good faith and use
          --------------------
          commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or


                                 Confidential
          disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such time frame, the Dispute will be submitted to the Management Committee for resolution. For ten
          (10) days following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute; provided further that the Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the dispute will be subject to the resolution mechanisms described below. "Management Committee" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this
          Section 6 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section 6 and then, only in compliance with the procedures set forth in this Section 6.

     6.2  Arbitration. Except for Disputes relating to issues of (i) proprietary
     ----------------
          rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which will be resolved by the Parties solely and exclusively through amicable resolution as set forth in
          Section 6.1), any Dispute not resolved by amicable resolution as set forth in Section 6.1 will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

     6.3  Selection of Arbitrators.  The arbitration panel will consist of three
     -----------------------------
     arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have



                                 Confidential
     commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

     6.4 Governing Law. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and
     -----------------
     not state law, will govern the arbitrability of all Disputes. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

     6.5  Arbitration Awards.  The arbitrators will have the authority to award
     -----------------------
     compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

     6.6  Fees.  Each Party will pay the fees of its own attorneys, expenses of
     ---------
     witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be born equally by the Parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

     6.7  Non Arbitrable Disputes.  Any Dispute that is not subject to final
     ----------------------------
     resolution by the Management Committee or to arbitration under this Section 6 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

7  COMPLIANCE WITH LAWS.  Nothing herein shall be deemed to require either party
-----------------------
   to violate any rule, law or regulation, including, without limitation, the Securities Act of 1933 or the Securities Exchange Act of 1934. In the event that a Party can demonstrate to the reasonable satisfaction of the other Party that a provision herein would require it to violate any such rule, law or regulation, then the Parties shall restate such provision so as to comply with the applicable laws and regulations at issue, while maintaining, to the maximum extent possible, the original effect of such provision (consistent with the applicable legal and regulatory requirements).

8  PRESS RELEASES. Each Party will submit to the other Party, for its prior
-----------------
   written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement regarding the transactions contemplated hereunder ("Press Release"). Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure by one Party to obtain the prior written approval of the other Party prior to issuing a Press Release (except as required by law) shall be deemed a material breach of this Agreement for which there is no adequate cure. In such event, the non-breaching Party may terminate this Agreement upon written notice to the other Party.

9  STANDARD TERMS.  The Standard Online Commerce Terms & Conditions set forth on
-----------------
   Exhibit F attached hereto and Standard Legal Terms & Conditions set forth on Exhibit G attached hereto are each hereby made a part of this Agreement.



                  [Remainder of page intentionally left blank]














                                 Confidential

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the
                                Effective Date.

AMERICA ONLINE, INC.              MUSICMAKER.COM, INC.


By: ______________________        By: _______________________________
Name                              Name:  Robert P. Bernardi
Title:                            Title: Chairman and Co-Chief Executive Officer











                                 Confidential

                                   Exhibit A
                     Promotions and Impressions Commitment


                     AOL Service                AOL.com                Spinner & Winamp       Netscape Netcenter         ICQ1
------------------------------------------------------------------------------------------------------------------------------------
                 Imps       %tier imps      Imps    %tier imps      Imps     %tier imps     Imps      %tier imps   Imps   %tier imps
------------------------------------------------------------------------------------------------------------------------------------
Level 1              *          *            *          *             *            *          *           *          *        *

------------------------------------------------------------------------------------------------------------------------------------
Level 2              *          *            *          *             *            *          *           *          *        *
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Brand imps as             *                        *                         *                      *                     *
 % of total
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       Total Impressions                           % Total Impressions
------------------------------------------------------------------------------------------------------------------------------------
           Level 1                                            *                                           *
------------------------------------------------------------------------------------------------------------------------------------
           Level 2                                            *                                           *
------------------------------------------------------------------------------------------------------------------------------------
Total Impressions Commitment                                  *                                           *
------------------------------------------------------------------------------------------------------------------------------------


Notes:

1  The above ICQ impressions represent a value of approximately $      *   and
   will be delivered during the first two years of the Initial Term of this Agreement. In addition, ICP will receive ICQ client integration during the first two years of the Initial Term of this Agreement (e.g., EICQ Registration Center and ICQ Message Plug-In) also valued at approximately
   $    *    .
2 AOL agrees to make good faith efforts to allow Advertiser to switch placements within areas of the AOL Network, subject to AOL receiving reasonable and specific written notice as to Advertiser's desire to switch placement, AOL approval (not to be unreasonably withheld), the availability of Impressions, and AOL's then current Impression swapping policies. The Parties agree and acknowledge that material changes to the carriage plan may not be made more frequently than once a month. In addition, AOL will make commercially reasonable efforts to target certain special promotions offered by ICP for the AOL Service where AOL believes such targeting would be appropriate.


* Confidential portions have been omitted and filed separately.




                                 Confidential

                                   EXHIBIT B
                                  Definitions
                                  -----------

The following definitions will apply to this Agreement:

Active Audio
------------
15-30 second audio message that is played concurrently with a related 468 x 60 banner on the Spinner Service.

Additional ICP Channel.  Any other distribution channel (e.g., an Interactive
----------------------
Service other than AOL) through which ICP makes available one or more offerings comparable in nature to the Services.

Affiliated ICP Site.  The specific mirrored and unique area or web site to be
-------------------
promoted and distributed by AOL hereunder through which ICP can market and complete transactions regarding the Services, available only to AOL Users.

Alerts.  Any communication from ICP directed at an AOL User (whether by e-mail,
------
instant message, or otherwise) as a result of such AOL User's expressly requested opt-in to receive such communication, requested via an AOL controlled registration process, which such registration process (i) clearly and prominently notifies all registrants of the nature and frequency of the communications that will or may be received as a result thereof, and (ii) requires such registrant to expressly reconfirm such election to receive such communications, and which such communications each offer a clear and prominent opportunity for such AOL User to subsequently opt-out at any time.

AOL.com.  AOL's primary Internet-based Interactive Site marketed under the
-------
"AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) any international versions of such site, (c) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (d) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (e) any programming or Content area offered by or through the U.S. version of the America Online brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL Interactive Site.  Any Interactive Site which is managed, maintained, owned
--------------------
or controlled by AOL or its agents.

AOL Look and Feel.  The elements of graphics, design, organization,
------------------
presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service, the ICQ Service, the Spinner Service, the Winamp Service, the Netscape Netcenter Service or AOL.com.




                                 Confidential

AOL Members.  Any authorized user of the AOL Service, including any sub-accounts
-----------
using the AOL Service under an authorized master account.

AOL Network.  (i) The AOL Service, (ii) the ICQ Service, (iii) the Spinner
-----------
Service, (iv) the Winamp Service, (v) AOL.com, (vi) Netscape Netcenter and (vii) any other product or service owned by AOL or its affiliates. It is understood and agreed that the rights of ICP hereunder relate only to the ICQ Service, the Spinner Service, the Winamp Service, Netscape Netcenter, the AOL Service and AOL.com, and not generally to the AOL Network, except as otherwise set forth herein.

AOL Registration Center.  The specific registration screen within the AOL
-----------------------
Service available to existing AOL Members where such AOL Members may, at their option, register to receive additional or incremental services and features, including without limitation Alerts (but specifically excluding any registration screen or area for registrations to obtain the AOL client software and become an AOL Member).

AOL Service. The narrow-band U.S. version of the America Online brand service,
-----------
specifically excluding (a) AOL.com and any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City(TM)," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online brand service, (d) any programming or Content area offered by or through the U.S. version of the America Online brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online brand service, (f) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (g) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL User.  Any user of the AOL Service, the ICQ Service, the Spinner Service, or
--------
the Winamp Service, AOL.com or the AOL Network.

Change of Control.  (a) The consummation of a reorganization, merger or
-----------------
consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

Confidential Information.  Any information relating to or disclosed in the
------------------------
course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members (including without limitation their AOL number or other unique identifying





                                 Confidential

data), AOL Users, AOL purchasers and ICP customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully and non-confidentially known to or independently developed without use or access to such information by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully and non-confidentially obtained from any third party.

Content.  Text, images, video, audio (including, without limitation, music used
-------
in synchronism or timed relation with visual displays) and other data, services, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

ICP Areas.  The Affiliated ICP Site and any portions of the Promo Content which
---------
are managed, maintained, owned or controlled predominately by ICP or its agents (rather than by AOL).

ICP Interactive Site. Any Interactive Site (other than the ICP Areas) which is
--------------------
managed, maintained, owned or controlled by ICP or its agents, including for example any site called MusicMaker.com, or MusicMaker.[country code].

ICQ Service.  The standard narrow-band English language version of the ICQ brand
-----------
communications and messaging service available in the U.S. (e.g., to U.S. based ICQ Members), specifically excluding (a) ICQ.com or any other ICQ Interactive Site, (b) any non-English language versions of an ICQ service or any version of the ICQ service aimed specifically at any particular international audience segment, (c) "ICQ It!" or any other independent product, service or property which may be offered by, through or with the English language version of the ICQ brand service, (d) any programming or Content area offered by or through the English language version of the ICQ brand service over which ICQ does not exercise complete operational control (including, without limitation, Content areas controlled by other parties, whether or not co-branded with ICQ, and ICQ user-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the English language version of the ICQ brand service, (f) any property, feature, product or service which ICQ or its affiliates may acquire subsequent to the effective date hereof and (g) any other version of an ICQ service which is materially different from the standard narrow-band English language version of the ICQ brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Impression.  User exposure to the applicable Promotion, as such exposure may be
----------
reasonably determined and measured by ABC Interactive or another similar third party used in the industry for such purposes.

Interactive Service.  An entity offering one or more of the following: (i)
-------------------
online or Internet connectivity services (e.g., an Internet service provider);
(ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends and receives





                                 Confidential
electronic mail or real time or "instant" online messages (whether by telephone, computer or other means), including without limitation greeting cards.

Interactive Site. Any interactive site or area, including, by way of example and
----------------
without limitation, (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop or interactive television service such as WebTV.

Licensed Content.  All Content offered through the ICP Areas pursuant to this
----------------
Agreement or otherwise provided by ICP or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, "slideshows", etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

Live Date.  The mutually agreed upon date for launch of the promotions.  The
---------
parties agree to use their reasonable commercial efforts to achieve the Live Date on or before expiration of the 30-day period immediately following the Effective Date of this Agreement.

Net Transaction Revenues.   ICP's gross revenues received from sale of Services
------------------------
(including without limitation delivery expenses charged to the customer), less only the following amounts: (a) ICP's actual expenses incurred directly and paid to non-employee third parties in consideration of (i) the manufacture of the custom CDs including packaging and package inserts, and (ii) order processing activities, including billing, collection, tracking, transaction security and customer service functions, all incurred directly as a result of the processing of orders for custom CDs and digital downloads, and (iii) delivery expenses charged to the customer; and (b) royalties and other payments for licenses required in connection with such custom CDs and digital downloads, including authorizations from and payments to owners of copyright in the sound recordings and musical compositions.

Netscape Netcenter.  The U.S. version of the Netscape Netcenter internet based
------------------
interactive site marketed under the "Netcenter" brand, specifically excluding without limitation (a) any other Netscape or Netscape Affiliate owned or operated internet based interactive sites, (b) the international versions of Netcenter or any similar Netscape or Netscape Affiliate service or interactive site; (c) "Netscape AOL Instant Messenger(TM)," "Netscape Custom Netcenter," Netscape WebMail, or any similar independent product, service or property which may be offered by, through or by Netscape; (d) any programming or content area offered by or through the U.S. version of the Netcenter brand service over which Netscape does not exercise complete operational control (including without limitation Content areas controlled by other parties), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the Netcenter brand service,
(f) any property, feature, product or service that Netscape or its Affiliates may acquire subsequent to the Effective Date and (h) any other version of a Netscape service that differs materially from Netcenter by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any other distribution platform or through any platform or device other than a desktop personal computer.


Promotions.  Any of the promotions described herein, including without
----------
limitation (a) the standard Impressions described in Section 1.2; (b) any Alerts or other permitted communications as set forth herein; and (c) any comparable promotions provided herein.





                                 Confidential

Run of Service Inventory.  A collection of inventory made up of all areas of the
------------------------
AOL Service, and not running on any particular screen or group of screens.

Service.  Any product, good or service which ICP (or others acting on its behalf
-------
or as distributors) offers, sells, provides, distributes or licenses to AOL Members directly or indirectly through (i) the ICP Areas (including through any Interactive Site linked thereto), (ii) any other electronic means directed at AOL Members (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the ICP Areas requiring purchasers to reference a specific promotional identifier or tracking code, as described more fully on Exhibit D hereto.

Spinner Service. Spinner's primary Internet-based English language Interactive
----------------
Site marketed under the Spinner.com brand. The multi-channel music broadcast service available over the Internet via a Web-based music player and a stand-alone Internet application Spinner Plus, capable of displaying song information as music is played, and providing dynamic links that enable online purchasing, real-timelistener feedback, and other music-related activity. Spinner.com the Internet-based English language Interactive Site marketed under the Spinner.com brand, specifically excluding (a) any international / non-English language versions of such site, (b) any independent product or service offered by or through such site, (c) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties, whether or not co-branded with Spinner, and Spinner user-created Content areas),
(d) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (e) any other version of an Interactive Site which is materially different from Spinner's primary Internet-based English language Interactive Site marketed under the "Spinner.com" brand, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.


Winamp Service.  Winamp's primary Internet-based English language Interactive
---------------
Site marketed under the Winamp.com brand. The site features a high-fidelity music player for Windows 95/98/NT, which supports MP3, CD, Audiosoft, Audio Explosion, MOD, WAV and other audio formats, as well as custom appearances called skins and audio visualization and audio effect plug-ins.










                                 Confidential

                                   EXHIBIT C
                              ICP Cross-Promotion
                              -------------------

A.  "Try AOL" Button.  Within each Affiliated ICP Site and on each ICP
    ----------------
    Interactive Site, ICP shall include (i) a promotional banner for AOL (or, at AOL's option, ICQ, Netscape, Spinner, or Winamp), appearing above the fold on the first screen, (ii) a prominent "Try AOL" feature (or at AOL's option, a "Try ICQ," "Try Netscape," "Try Spinner" or "Try Winamp" feature)(at least 90 x 30 pixels or 70 x 70 pixels in size) (the "AOL Promo") through which users can obtain promotional information about AOL products or services designated by AOL and, at AOL's option, download or order the then-current version of client software for such products or services and (iii) links to the relevant music topic areas on AOL.com, Netscape Netcenter, the ICQ Service, the Spinner Service, and the Winamp Service; provided, that this requirement shall not apply to any ICP Interactive Site that is cobranded by ICP and a third party who does not agree to include such promotions on such site after such promotions are proposed by ICP. The Banners will be rotated through ICP's normal rotation. AOL will provide the creative content to be used in the AOL Promo (including designation of links from such content to other content pages). ICP shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promo within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, ICP shall provide AOL with quarterly written reports specifying the number of impressions to the pages containing the AOL Promo during the prior month. In the event that AOL elects to serve the AOL Promo to the ICP Interactive Site from an ad server controlled by AOL or its agent, ICP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement including, without limitation, inserting HTML code designated by AOL on the pages of the ICP Interactive Site on which the AOL Promo will appear.

B.  ICQ as Default Communications Tool.  Within each Affiliated ICP Site and on
    ----------------------------------
    each ICP Interactive Site (including without limitation during any ICP customer registration process) and in any online communications by ICP to its customers (except as otherwise expressly set forth herein), ICP shall use commercially reasonable efforts to integrate ICQ into each such site as the default communications tool (including without limitation for Alerts, customer service and other customer communications, research, chat, and community areas); provided, that this requirement shall not apply to any ICP Interactive Site that is cobranded by ICP and a third party who does not agree to include such promotions on such site after such promotions are proposed by ICP.

C.  Winamp as Default Player. Winamp shall be integrated into each Affiliated
    ------------------------
    ICP Site as the default digital audio playback and encoding software.

D.  Spinner as Primary Internet Multichannel Broadcaster; and Shoutcast as
    ----------------------------------------------------------------------
    Secondary Internet Broadcaster.  At AOL's option, within each Affiliated ICP
    ------------------------------
    Site, the Spinner Service shall be integrated into each such site as the primary internet multichannel broadcaster; and Shoutcast shall be integrated as the secondary internet broadcaster.

E.  Communications Promos.  In any online promotions by ICP on each Affiliated
    ---------------------
    ICP Site and on each ICP Interactive Site, when promoting the community or communications aspects of ICP, or of ICP's products or services (each, a "Communications Promo"), ICP will include specific references or mentions (verbally where possible) of the AOL Service (or at AOL's option, the ICQ Service, Netscape Netcenter, the Spinner Service, or the Winamp Service) (e.g., a reference to the availability of such AOL Service through the ICP Areas or vice

                                 Confidential
    versa), which are at least as prominent as such Communications Promo; provided, that this requirement shall not apply to any ICP Interactive Site that is cobranded by ICP and a third party who does not agree to include such promotions on such site after such promotions are proposed by ICP.

F. In a substantial portion of ICP's television, radio, print and "out of home" (e.g., buses and billboards) advertisements and in a substantial portion of ICP's publications, programs, features or other forms of media over which ICP exercises editorial control, ICP will include specific references or mentions (verbally where possible) to or of the availability of the Affiliated ICP Site through the AOL Service, AOL.com, the Spinner Service, the Winamp Service, Netscape Netcenter and/or ICQ. Without limiting the generality of the foregoing, ICP's listing of the URL for any ICP Web Site as required above will be accompanied by a prominent listing of the keyword term on AOL for the Affiliated ICP Site. In advertisements that are cobranded by ICP and a third party, ICP shall also include such references or mentions unless such third party does not agree to include such references or mentions after they are proposed by ICP.

                                 Confidential

                                   EXHIBIT D

                            Description of Services
                            ------------------------

The Affiliated ICP Site shall contain Content and Services that:

1. Provide ICP's content available for free and surcharged downloading from its complete range of musical artists. ICP to provide free promotional content at an amount at least as great as on its own site and/or comparable to other sites.

2. Provide ICP's content as streaming or real-time audio, provided that at least one of the streaming technology and/or service used is supported by at least one of the AOL properties, ICQ, Netscape Netcenter, Spinner and Winamp.

3. Promote any text or visual content that supports or provides additional detail on ICP's musical artists. As an example, such content could include news articles or photos.

4.  Distribute and sell CDs customized by end users.

5.  Sell products related to ICP's brand and/or its musical artists.

6. Sell advertising to partners within ICP's agreed-upon inventory to companies, only upon approval of AOL, which approval will not be unreasonably withheld, and subject to AOL's standard advertising guidelines and terms and conditions.

7.  Promote and support AOL's music store (when such store is created).

8. Navigation Bar for each of the respective ICQ, Netscape Netcenter, Spinner and Winamp Services, at the top of all pages within the Affiliated ICP Site.

9. ICP, at its sole expense, will implement and host the Affiliated ICP Site starting on the Live Date and during the remainder of the term of this Agreement, and will provide all computer equipment and personnel necessary to operate and maintain the Affiliated ICP Site. The Affiliated ICP Site shall: (i) display each party's relevant trademarks and/or service marks on substantially all the pages, (ii) provide all of the features and functionality of, and perform in a manner substantially equivalent to, other ICP Interactive Sites as such sites may be replaced, updated and/or enhanced by ICP from time to time, (iii) have URLs in the ICP domain; and (iv) display relevant AOL network navigation bar at the top of substantially all of the Co-Branded Site pages (the "Navigation Bar") in a manner that is mutually agreed to by both parties, and (v) the linking of each ICP Internet Site to an URL which contains the location code for the appropriate AOL brand (e.g. www.musicmaker.aol.com) or such other URL as determined by AOL in its sole discretion.

10. The Affiliated ICP Site with respect to ICQ will follow the following ICQ Cobranding requirements:

HEADER
 Area for navigational and search bars measuring 600 pixels wide and 65 pixels deep. ICQ retains the right to change the look and feel of all elements in the header. ICQ also requires the ability to submit revised elements on the ICP Affiliated Site at least twice a month in order to reflect changes in the ICQ.com site.

 ICQ-branded navigational bar measuring 600 pixels wide and 30 pixels deep containing ICQ branding and 6 links.

 ICQ Search bar 5 pixels below the navigation bar measuring 600 pixels wide and 30 pixels deep including a search term input window and choices for WWW search and ICQ site search.

FOOTER
 Area for navigational and search bars measuring 600 pixels wide and 112 pixels deep. ICQ retains the right to change the look and feel of all elements in the footer. ICQ also requires the ability to submit

                                 Confidential
revised elements on the co-branded site as often as necessary in order to reflect programming and navigational changes in the ICQ.com site.

 ICQ-branded People Search bar measuring 600 pixels wide and 57 pixels deep containing ICQ branding and input fields.

 ICQ navigation links below the People Search bar measuring 600 pixels wide and 55 pixels deep including 12 links for ICQ Networks and a Download ICQ button.

 ICQ RELATED LINKS

 An area measuring 200 pixels wide and 60 pixels deep (depending on the number of links - ICP can choose up to 7 links) for ICQ text promos of related content on the ICQ site. Only required on the first page of the Affiliated Site. ICQ must have the ability to update these promos at once per week.

11. ICP must obtain AOL's prior written consent prior to including any other Content or Services on the Affiliated ICP Site.


                                 Confidential

                                   EXHIBIT E
                              OPERATING STANDARDS
                              -------------------

1.  ICP Internet Site(s) Infrastructure.  Except as provided in Section
    -----------------------------------
    1.2.7 of the Agreement, ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the ICP Internet Site(s). ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the ICP Internet Site(s) from the AOL Network. ICP will design and implement its connectivity to the Internet such that (i) no single component failure will have a materially adverse impact on AOL Users seeking to reach the ICP Internet Site(s) from the AOL Network and (ii) no single line will run at more than 70% average utilization for a 5-minute peak in a daily period.

2.  Optimization; Speed.  ICP will use commercially reasonable efforts to ensure
    -------------------
    that: (a) the functionality and features within the ICP Internet Site(s) are optimized for the client software then in use by AOL Users; and (b) the ICP Internet Site(s) is designed and populated in a manner that minimizes delays when AOL Users attempt to access such site. At a minimum, ICP will ensure that the ICP Internet Site(s)'s data transfers initiate within fewer than fifteen (15) seconds on average; except where such inability is due to problems with the AOL Network. ICP will permit AOL to conduct performance and load testing of the ICP Internet Site(s) (in person or through remote communications).

3.  Technical Problems.  ICP agrees to use commercially reasonable efforts to
    ------------------
    address material technical problems (over which ICP exercises control) affecting use by AOL Users of the ICP Internet Site(s) (an "ICP Technical Problem") promptly following notice thereof.

4.  Monitoring.  ICP will ensure that the performance and availability of the
    ----------
    ICP Internet Site(s) is monitored on a Continuous basis. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the ICP Internet Site(s).

5.  Security.  ICP will utilize Internet standard encryption technologies (e.g.,
    --------
    Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the ICP Internet Site(s). ICP will facilitate periodic reviews of the ICP Internet Site(s) by AOL in order to evaluate the security risks of such site. ICP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

6.  Technical Performance.
    ---------------------

    i. ICP will design the ICP Internet Site(s) to support the most recent two
    (2) Windows versions of the Microsoft Internet Explorer browser as well as any browser that represents more than two percent (2%) of aggregate ICP Internet Sites traffic. In addition, AOL and ICP shall work together with the goal of preventing any caching by AOL's proxy servers (where applicable, including preventing caching of any banner advertisements served by ICP). To the extent the ICP Internet Site(s) do not

                                 Confidential
    support older AOL browsers, ICP shall have the option of (A) using ICP's ad serving technology and the information contained in "http:''webmaster.info.aol.com", to restrict an AOL User's access to incompatible features on the Internet Site(s) and serve a mutually agreed upon promotional message to such users, or (B) add alternative features which may be chosen by a user depending on the type of operating system and/or browser a user employs.

    ii. To the extent ICP creates customized pages on the ICP Internet Site(s) for AOL Users or restricts access to advertising by AOL Users, ICP will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at:
    "http://webmaster. Info.aol.com."

    iii. ICP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.
              ------------------------------

    iv. ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at "http://ds.internic.net/rfc/rfc1945.text").

    v. Prior to releasing material, new functionality or features through the ICP Internet Site(s) ("New Functionality"), ICP will use commercially reasonable efforts to test the New Functionality to confirm its compatibility with AOL Service client software. With respect to any major implementation of significant new technology, ICP will provide AOL with written notice of the new technology so that AOL can perform tests of the new technology to confirm its compatibility with the AOL Service client software.

    vi. AOL may notify ICP of any problems with respect to New Functionality or new technology on the ICP Internet Site(s), and ICP will work in good faith to resolve such problems. AOL will be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within any pages of the ICP Internet Site(s) linked to from the AOL Network to the extent such Content will materially and adversely affect any operational aspect of the AOL Network. If ICP is unable to adequately resolve such problems, ICP shall have the option of (A) using ICP's ad serving technology to restrict an AOL User's access to such Content and serve a mutually agreed upon promotional message to such users, or (B) add alternative features which may be chosen by a user depending on the type of operating system a user employs. If ICP does not restrict access to such Content or add applicable alternative features, AOL shall have the right to terminate the link to such Content from the AOL Network, subject to the remedies set forth in Section 5.1 of the Agreement.

7.  AOL Internet Services Partner Support.  AOL will provide ICP with access to
    -------------------------------------
    the highest level of online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to AOL's web-based partners. AOL support will not, in any case, be involved with Content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the ICP Internet Site(s). Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the ICP Internet Site(s)'s software, hardware and network architecture and access to the ICP Internet Site(s) for purposes of such performance and load testing as AOL elects to conduct.

                                 Confidential

                                   EXHIBIT F

                  Standard Online Commerce Terms & Conditions
                  -------------------------------------------

1.  AOL Network Distribution. ICP will not authorize or permit any third party
    ------------------------
to distribute or promote the Services or any ICP Interactive Site through the AOL Network absent AOL's prior written approval. The Promotions and any other promotions or advertisements purchased from or provided by AOL will link only to the ICP Areas, will be used by ICP solely for its own benefit and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

2.  Provision of Other Content. In the event that AOL notifies ICP that (i) as
    --------------------------
reasonably determined by AOL, any Content within the ICP Areas violates AOL's then-standard Terms of Service (including without limitation, the terms of the AOL End User License Agreement, and the AOL Privacy Policy) (the "Terms of Service"), the terms of this Agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the ICP Areas (other than any specific items of Content which may be expressly identified in this Agreement), then ICP will take commercially reasonable steps to block access by AOL Users to such Content using ICP's then-available technology. In the event that ICP cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then ICP will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3.  Contests. ICP will take all steps necessary to ensure that any contest,
    --------
sweepstakes or similar promotion conducted or promoted through the ICP Areas (a "Contest") complies with all applicable federal, state and local laws and regulations.

4.  Navigation. Subject to the prior consent of ICP, which consent will not be
    ----------
unreasonably withheld, AOL will be entitled to establish navigational icons, links and pointers connecting the ICP Areas (or portions thereof) with other content areas on or outside of the AOL Network. Additionally, in cases where an AOL User performs a search for ICP through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, search terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL User to the ICP Areas, or any other ICP Interactive Site determined by AOL in its reasonable discretion.

5.  Disclaimers. Upon AOL's request, ICP agrees to include within the ICP Areas
    -----------
a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between ICP and AOL Users purchasing Services from ICP.

6.  AOL Look and Feel. ICP acknowledges and agrees that AOL will own all right,
    -----------------
title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network, subject to ICP's ownership rights in any ICP trademarks or copyrighted material within the ICP Areas.

7.  Management of the ICP Areas. ICP will manage, review, delete, edit, create,
    ---------------------------
update and otherwise manage all Content available on or through the ICP Areas, in a timely and professional manner and in accordance with the terms of this Agreement. ICP will ensure that the ICP Areas is current, accurate and well-organized at all times. ICP warrants that the Services and any Licensed Content : (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music-related rights, except that the parties will mutually agree on the licensing of any music performance rights that may be required in connection with this agreement;
(ii) will not violate AOL's then-applicable Terms of Service or any other standard, written AOL policy or license; and (iii) will not violate any applicable law or regulation of the United State or any other country or jurisdiction,

                                 Confidential
including those relating to contests, sweepstakes or similar promotions. Additionally, ICP represents and warrants that it owns or has a valid license to all rights to any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. ICP also warrants that a reasonable basis exists for all Service performance or comparison claims appearing through the ICP Areas. ICP shall not in any manner, including, without limitation in any Promotion, the Licensed Content or the Materials state or imply that AOL recommends or endorses ICP or ICP's Services (e.g., no statements that ICP is an "official" or "preferred" provider of products or services for AOL). AOL will have no obligations with respect to the Services available on or through the ICP Areas, including, but not limited to, any duty to review or monitor any such Services.

8.  Duty to Inform. ICP will promptly inform AOL of any information related to
    --------------
the ICP Areas which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9.  Customer Service. It is the sole responsibility of ICP to provide customer
    ----------------
service to persons or entities purchasing Services through the AOL Network ("Customers"). ICP will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Services offered, sold or licensed through the ICP Areas, and AOL will have no obligations whatsoever with respect thereto. ICP will receive all emails from Customers via a computer available to ICP's customer service staff and generally respond to such emails within one business day of receipt. ICP will receive all orders electronically and generally process all orders within one business day of receipt, provided Services ordered are not advance order items. ICP will ensure that all orders of Services are received, processed, fulfilled and delivered on a timely and professional basis. ICP will offer AOL Users who have purchased Services through such ICP Areas a money back satisfaction guarantee. ICP will bear all responsibility for compliance with federal, state and local laws in the event that Services are out of stock or are no longer available at the time an order is received. ICP will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Services will be collected by ICP directly from customers. ICP's order fulfillment operation will be subject to AOL's reasonable review.

10.  Production Work. In the event that ICP requests AOL's production assistance
     ---------------
in connection with (i) ongoing programming and maintenance related to the ICP Areas, (ii) a redesign of or addition to the ICP Areas (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or (iv) any other type of production work, ICP will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's standards & practices (and any standard AOL "styleguide"). The specific production resources which AOL allocates to any production work to be performed on behalf of ICP will be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the ICP Areas ("Routine Services"), ICP will pay the then-standard fees charged by AOL for such Routine Services.

11.  Overhead Accounts. To the extent AOL has granted ICP any overhead accounts
     -----------------
on the AOL Service, ICP will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges,

                                 Confidential
including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to ICP, but ICP will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

12.  Bookmarking. To the extent AOL allows AOL Users to "bookmark" the URL or
     -----------
other locator for the ICP Areas, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, ICP's rights to any Keyword Search Terms and bookmarking will terminate.

13.  Merchant Certification Program. ICP will participate in any generally
     ------------------------------
applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

14.  Classifieds. ICP shall not implement or promote any classifieds listing
     -----------
features through ICP Programming without AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

15.  Message Boards; Chat Rooms and Comparable Vehicles. Any Content submitted
     --------------------------------------------------
by ICP or its agents within message boards, chat rooms or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the AOL Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards within the AOL Network. CP will refrain from editing, deleting or altering, without AOL's prior approval, any opinion expressed or submission made by an AOL Member within ICP Programming except in cases where ICP has a good faith belief that the Content in question violates an applicable law, regulation, third party right or the applicable AOL Terms of Service.

16.  AOL Rewards Program. On the ICP Areas, ICP shall not offer, provide,
     -------------------
implement or otherwise make available any promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of ICP or any third party (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided exclusively through AOL's or its affiliates' "Rewards" program.


                                 Confidential

                                   EXHIBIT G
                       Standard Legal Terms & Conditions
                       ---------------------------------

1.  Promotional Materials.  Each Party will submit to the other Party, for
    ---------------------
its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, excluding Press Releases, related to the ICP Areas and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the ICP Areas for promotional purposes will not require the approval of the other Party so long as America Online(R) is clearly identified as the source of such screen shots; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the ICP Areas and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted. Notwithstanding the foregoing, either Party may issue press releases and other disclosures as required by law or as reasonably determined by legal counsel without the consent of the other Party and, in such event, prompt notice thereof shall be provided to the other Party.

2.  License.  ICP hereby grants AOL a non-exclusive worldwide license to market,
    -------
license, distribute, reproduce, display, perform, translate, transmit, and promote the Licensed Content (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate. ICP acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by ICP or AOL (e.g., as part of an AOL "slideshow"). In addition, AOL Users will have the right to access and use the ICP Areas. The provisions of this paragraph apply only to the extent that ICP has the rights to grant such licenses.

3.  Trademark License. In designing and implementing the Materials and subject
    -----------------
to the other provisions contained herein, ICP will be entitled to use the following trade names, trademarks, and service marks of AOL: "American Online(R)", AOL(R), the AOL triangle logo, WinAMP(TM), Spinner(TM), ICQ(R), Netscape Netcenter and associated logos ; and AOL and its affiliates will be entitled to use the trade names, trademarks, and service marks of ICP for which ICP holds all rights necessary for use in connection with this Agreement (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and
(ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks

                                 Confidential
in accordance with applicable trademark law and practice.

4.  Ownership of Trademarks.  Each Party acknowledges the ownership right of the
    -----------------------
other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5.  Quality Standards.  Each Party agrees that the nature and quality of its
    -----------------
conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6.  Infringement Proceedings.  Each Party agrees to promptly notify the other
    ------------------------
Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7.  Representations and Warranties.  Each Party represents and warrants to the
    ------------------------------
other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. ICP hereby represents and warrants that (i) it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the Services, including all requisite music performance and other music related rights, (ii) products sold and all content included in the ICP Areas, as well as all ICP Promotional Materials will neither infringe on any copyright, US patent, music performance or other music related right.

8.  Confidentiality.  Each Party acknowledges that Confidential Information may
    ---------------
be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have

                                 Confidential
access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five
(5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.  Limitation of Liability; Disclaimer; Indemnification.
    ----------------------------------------------------

9.1  Liability.   UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE
---  ---------
OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE ICP AREAS, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICICPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.3. EXCEPT AS PROVIDED IN
SECTION 9.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE AMOUNT OF PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO LIABILITY OCCURS; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

9.2  No Additional Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT,
---  ------------------------
NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR

                                 Confidential

WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE ICP AREAS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE ICP AREAS.

9.3  Indemnity.  Either Party will defend, indemnify, save and hold harmless the
---  ---------
other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

9.4  Claims. If a Party entitled to indemnification hereunder (the "Indemnified
---  ------
Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten
(10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

9.5  Acknowledgment.  AOL and ICP each acknowledges that the provisions of this
---  --------------
Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the

                                 Confidential
transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10.  Solicitation of AOL Users.  During the term of the Agreement and for a two
---  -------------------------
year period thereafter, ICP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another Interactive Service. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL User that the information provided could result in commercial e-mail or other online communication being sent to that AOL User by ICP or its agents. Any commercial e-mail communications to AOL Users which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail or other online communications from ICP, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

11.  AOL User Communications.   To the extent that ICP is permitted to
---  -----------------------
communicate with AOL Users under Section 10 of this Exhibit G, in any such communications to AOL Users on or off the ICP Areas (including, without limitation, e-mail solicitations), ICP will not encourage AOL Users to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an Interactive Site other than the ICP Areas for the purchase of Services, (ii) using Content other than the Licensed Content; (iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL User communications, in the event that ICP encourages an AOL User to purchase products through such communications, ICP shall ensure that (a) the AOL Network is promoted as the primary means through which the AOL User can access the ICP Areas and (b) any link to the ICP Areas will link to a page which indicates to the AOL User that such user is in a site which is affiliated with the AOL Network.

12.  Collection and Use of User Information.  ICP shall ensure that its
---  --------------------------------------
collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the Interactive Site AOL.com (or, in the case of the ICP Areas, ICP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding ICP's collection, use and disclosure of user information). ICP will not disclose


                                 Confidential

User Information collected hereunder to any third party in a manner that identifies AOL Users as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

13.  Statements through AOL Network.  Neither party shall make, publish, or
---  ------------------------------
otherwise communicate through the AOL Network any deleterious remarks concerning the other Party or its affiliates, directors, officers, employees, or agents (including, without limitation, the other Party's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder.

14.  Excuse.  Neither Party will be liable for, or be considered in breach of or
---  ------
default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

15.  Independent Contractors.  The Parties to this Agreement are independent
---  -----------------------
contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

16.  Notice.  Any notice, approval, request, authorization, direction or other
---  ------
communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to the e-mail address "AOLNotice@aol.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address will be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

17.  Launch Dates.  In the event that any terms contained herein relate to or
---  ------------
depend on the commercial launch date of the ICP Areas contemplated by this Agreement (the "Launch Date"), then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date will be as reasonably determined by


                                 Confidential

AOL based on the information available to AOL.

18.  No Waiver.  The failure of either Party to insist upon or enforce strict
---  ---------
performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

19.  Return of Information.  Upon the expiration or termination of this
---  ---------------------
Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

20.  Survival.  Sections ____ of the body of the Agreement,  and Sections 8
---  --------
through 30 of this Exhibit, will survive the completion, expiration, termination or cancellation of this Agreement.

21.  Entire Agreement.  This Agreement sets forth the entire agreement and
---  ----------------
supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

22.  Amendment.  No change, amendment or modification of any provision of this
---  ---------
Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least the same standing to the executive who signed the Agreement.

23.  Further Assurances.  Each Party will take such action (including, but not
---  ------------------
limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

24.  Assignment.  ICP will not assign this Agreement or any right, interest or
---  ----------
benefit under this Agreement without the prior written consent of AOL, provided, however, subject to AOL's rights under Section 5.6 of the Interactive Marketing Agreement to which these terms are attached, the assumption of the Agreement by any successor to ICP (including, without limitation, by way of merger or consolidation, or by purchase of all or substantially all of the assets of ICP) will be not subject to AOL's prior written approval. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

25.  Construction; Severability.  In the event that any provision of this
---  --------------------------
Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

                                 Confidential

26.  Remedies.  Except where otherwise specified, the rights and remedies
---  --------
granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, ICP will be not entitled to offset any amounts that it claims to be due and payable from AOL against amounts otherwise payable by ICP to AOL.

27.  Applicable Law.  Except as otherwise expressly provided herein, this
---  --------------
Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the jurisdiction in which the applicable legal action between the Parties is being adjudicated in accordance with the terms hereof ,except for its conflicts of laws principles.

28.  Export Controls.  Both Parties will adhere to all applicable laws,
---  ---------------
regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

29.  Headings.  The captions and headings used in this Agreement are inserted
---  --------
for convenience only and will not affect the meaning or interpretation of this Agreement.

30.  Counterparts.  This Agreement may be executed in counterparts, each of
---  ------------
which will be deemed an original and all of which together will constitute one and the same document.

                                 Confidential

                                   EXHIBIT H

                            STOCK PURCHASE AGREEMENT


                                [To be supplied]


                                 Confidential